                                                                   EXHIBIT 10.10

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE TRANSFERABILITY OF THIS WARRANT ALSO IS RESTRICTED AS PROVIDED IN SECTION 4 HEREOF.


                                  OCTOBER 1998
                              AMENDED AND RESTATED
                             STOCK PURCHASE WARRANT
                             ----------------------

         This Warrant is issued as of October 28, 1998, by HeadHunter.NET, Inc. (the "COMPANY"), a Georgia corporation, to ITC Service Company ("ITC"), a Georgia corporation (ITC and any subsequent assignees or transferees hereof are hereinafter referred to collectively as "HOLDER" or "HOLDERS").

1.       ISSUANCE OF WARRANT; TERM.

         For and in consideration of ITC's agreement to enter into that certain October 1998 Amended and Restated Loan and Security Agreement (the "LOAN AGREEMENT"), dated as of October 28, 1998, by and between the Company and ITC, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase that number of shares of Company's Common Stock, par value $.01 per share (the "COMMON STOCK") as determined under the provisions of SECTION 2. The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "SHARES". This Warrant shall be exercisable commencing on the earlier of the closing of an Initial Public Offering (as defined below) by the Company or December 31, 1998 and ending on July 16, 2008 (the "WARRANT TERM").

2.       EXERCISE PRICE; NUMBER OF SHARES.

         (a) The exercise price ("EXERCISE PRICE") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be that per share value as determined under SUBSECTION (B) of SECTION 2(B)(I), 2(B)(II) or 2(B)(III), as applicable.

         (b) Subject to the terms set forth in this Warrant (including, without limitation, the adjustment provisions of SECTION 2(C) and SECTION 7), on any date during the Warrant Term, the Holder hereof shall be entitled to purchase such number of Shares as is calculated below:

                  (i) if the Company closes an Initial Public Offering before December 31, 1998, Holder shall be entitled to purchase such number of Shares as is equal to the quotient of (A) 625,000, divided by (B) the per share selling price to the public of the Common Stock in the Initial Public Offering;

                  (ii) if the Company closes a Private Equity Funding (as defined below) before December 31, 1998, Holder shall be entitled to purchase such number of Shares as is equal to the quotient of (A) 625,000, divided by (B) the per share selling price to investors of the Common Stock in the Private Equity Funding; or

                  (iii) if the Company does not close an Initial Public Offering or a Private Equity Funding before December 31, 1998, Holder shall be entitled to purchase such number of Shares as is equal to the quotient of (A) 625,000, divided by (B) the fair market value of a share of Common Stock as of December 31, 1998, as jointly determined in good faith by the Company and ITC.

The quotient of the applicable calculation set forth in SECTION 2(B)(I), 2(B)(II) or 2(B)(III), as the case may be, as determined in accordance with the provisions hereof, is hereinafter referred to as the "ORIGINAL SHARE AMOUNT."

         (c) If any amounts, whether principal, interest or otherwise, remain outstanding after December 31, 1998 under that certain Revolving Credit Loan (the "LOAN") made available pursuant to the Loan Agreement, the number of Shares purchasable pursuant to this Warrant shall, without adjustment to the per share Exercise Price, increase from the Original Share Amount to equal the sum of (1) the Original Share Amount, plus (2) the product of (A) the Original Share Amount, multiplied by (B) the Loan Factor (as defined below). The adjustment set forth in this section shall apply whether or not the Holder has exercised its right to purchase any shares purchasable hereunder prior to the date of any such adjustment.

         "LOAN FACTOR" shall be equal to the product of (A) 0.1, multiplied by
(B) the number of calendar months (with any fraction of a calendar month to be considered to be a whole calendar month) that any amounts under the Loan, whether principal, interest or otherwise, remain outstanding after December 31, 1998.

         "INITIAL PUBLIC OFFERING" shall mean a public sale of the Company's Common Stock pursuant to the registration provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), at a minimum aggregate offering price to the public of $20 million, as a result of which a public trading market for the Common Stock is created.

         "PRIVATE EQUITY FUNDING" shall mean any Private Placement (as defined below) in excess of $20 million the proceeds of which are allocated, in whole or in part, to the repayment of outstanding amounts under the Loan.

         "PRIVATE PLACEMENT" any sale, transfer, exchange, pledge or other disposition of the Company's Common Stock not requiring registration under the Securities Act.

3.       EXERCISE.

         This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: HeadHunter.NET, Inc., 6410 Atlantic Boulevard, Suite 160, Norcross, GA 30071; Attention: Warren Bare, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and a check payable to the Company (or wire transfer of funds to the Company) for the aggregate purchase price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

4.       COVENANTS AND CONDITIONS.

         The above provisions are subject to the following:

                  (a) Neither this Warrant nor the Shares have been registered under the Securities Act or any state securities laws ("BLUE SKY LAWS"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or the availability of an exemption from registration under the Securities Act and applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such Shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT AND

                  REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

         The Holder hereof and the Company agree to execute such other documents and instruments as the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

                  (b) The Company covenants and agrees that (i) all Shares which may be issued upon exercise of the Warrant, upon issuance, shall be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; (ii) the Company will not close its books against the exercise of the Warrant or the transfer of the Common Stock issued or issuable upon exercise of the Warrant in any manner which would interfere with the timely exercise of the Warrant; and (iii) the Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of effecting the exercise of the Warrant, the full number of shares of Common Stock which would be deliverable upon the exercise of the Warrant.

5.       TRANSFER OF WARRANT.

         (a) Prior to July 16, 1999, ITC may not transfer, in whole or in part, without the written consent of the Company, this Warrant or the Shares to any person or business entity other than Affiliates (as defined in Rule 144(a) of the Securities Act) of ITC.

         (b) Subject to the provisions of SECTION 4 and SECTION 5(A) hereof, this Warrant may be transferred, in whole or in part, on or after July 16, 1999, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS; PREFERENCE RIGHTS.

         Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering.

7.       ADJUSTMENT UPON CHANGES IN STOCK.

         The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Stock Dividend, Stock Split or Subdivision of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares.

                  (b) Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Merger, Consolidation, Share Exchange, Reorganization, Etc. If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, recapitalization, exchange of shares, or reorganization of the Company, sale or transfer of substantially all of the assets of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then lawful provision shall be made by the Company so that the Holder exercising this Warrant shall receive, for the aggregate Exercise Price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, recapitalization, exchange of shares, reorganization, sale or other similar event.

8.       CERTAIN NOTICES.


                  (a) Adjustment Certificate. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to
         SECTION 2(C) or SECTION 7, the Company shall issue a certificate to each Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment.

                  (b)      Specific Notices. In case:

                           (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another Company, or any conveyance of all or substantially all of the assets of the Company to another Company, or

                           (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will notify each Holder of, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up. For any such notification required under either (1) or (2) above, the Company shall provide to Holder written notice at least twenty (20) days prior to the date specified therein.


9.       NO FRACTIONAL SHARES.

         No fractional shares shall be issued upon the exercise of this Warrant. If any adjustment under either SECTION 2(C) or SECTION 7 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.


10.      AMENDMENTS.

         The terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and a majority in interest of the Holders hereof.

11.      GOVERNING LAW.

         This Warrant shall be governed by, and construed in accordance with, the laws of the State of Georgia (excluding the choice of law rules thereof).


         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Warrant to be duly executed on their behalf as of the date first above written.

                                       HEADHUNTER.NET, INC., a
                                       Georgia corporation


                                       By: /s/ Kenneth E. Dopher
                                          --------------------------------------

                                       Title: CFO
                                             -----------------------------------


                                       ITC SERVICE COMPANY, a
                                       Georgia corporation


                                       By: J. Douglas Cox
                                          --------------------------------------

                                       Title: Sr. VP.
                                             -----------------------------------